Exhibit 99.1

Pall Corporation Reports Fourth Quarter and Full Year Results
PORT WASHINGTON, N.Y., August 28, 2014 -- Pall Corporation (NYSE:PLL) today reported financial results for the fourth quarter and fiscal year ended July 31, 2014.

▪	Sales in the quarter increased 12%; up 10% in local currency

▪	Orders in the quarter grew 10%; up 8% in local currency

▪	Diluted EPS in the quarter of $1.08, up 42%; pro forma diluted EPS of $1.11, up 23%
Fourth Quarter and Full Year Continuing Operations Sales and Earnings Overview
Fourth quarter sales were $800 million compared to $717 million last year, an increase of 12%. Sales in local currency (“LC”) were up about 10%, and about 5% excluding acquisitions. Diluted EPS were $1.08 in the quarter, compared to $0.76 last year. Pro forma diluted EPS(1) were $1.11, a 23% increase compared to $0.90 a year earlier, including a benefit of approximately $0.02 from foreign currency translation.
Sales for the full year were $2.8 billion, an increase of 5% compared to last year. Sales were up 6% in LC, and over 3% excluding acquisitions. Diluted EPS were $3.25 for the full year, compared to $2.89 last year. Pro forma diluted EPS(1) were $3.44, a 13% increase compared to $3.04 a year earlier, including a negative impact of approximately $0.05 from foreign currency translation.
Larry Kingsley, Pall Chairman and CEO, said, “The company performed well for the full year and delivered a strong fourth quarter. I’m particularly pleased with the very strong incremental margins and solid free cash flow despite the challenging economic backdrop.”
Life Sciences – Fourth Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JUL. 31, 2014	JUL. 31, 2013	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$267	$215	24	22
Food & Beverage	52	47	9	8
Medical	57	54	6	4
Total Consumables	376	316	19	17
Systems	37	38	(3)	(4)
Total Life Sciences segment	$413	$354	17	14

Gross profit	$230	$201
% of sales	55.7	56.8
Segment profit	$105	$86
% of sales	25.4	24.2
BioPharmaceuticals: Consumables sales grew 22% compared to last year, on overall market strength and the benefit of acquisitions.
Food and Beverage: Consumables sales grew 8% compared to last year, on strength in all three regions.

Medical: Consumables sales grew 4% compared to last year, on the benefit of OEM sales from a recent acquisition.
Systems: Sales were down 4% compared to last year, on timing of Food & Beverage projects.
Industrial – Fourth Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JUL. 31, 2014	JUL. 31, 2013	% CHANGE	% CHANGE IN LC
Process Technologies	$174	$151	15	14
Aerospace	70	60	18	17
Microelectronics	80	73	10	9
Total Consumables	324	284	15	14
Systems	63	79	(21)	(22)
Total Industrial segment	$387	$363	7	6

Gross profit	$178	$168
% of sales	46.1	46.3
Segment profit	$72	$68
% of sales	18.7	18.8
Process Technologies: Consumables sales increased 14% compared to last year, on growth in Fuels & Chemicals and Machinery & Equipment, plus benefit from our recent acquisition of Filter Specialists, Inc.
Aerospace: Consumables sales increased 17% compared to last year, largely due to the timing of shipments. Commercial and military were up similarly.
Microelectronics: Consumables sales grew 9% compared to last year, on continued end-market strength and new business wins.
Systems: Sales decreased 22% compared to last year, on reduced capital spend on Fuels & Chemicals and Municipal Water projects as well as timing of Power Generation projects.
Conclusion/Outlook
Kingsley concluded, “In fiscal year 2015, we expect total revenue growth in the mid-to-high single-digits, with pro forma EPS(1) of $3.75 to $3.95, which represents 9% to 15% growth over our solid fiscal 2014 performance. Given the operational improvements we’ve seen, the strong and improving sales execution across our businesses, and our continued focus on fixed cost leverage, I’m highly confident in our ability to deliver double-digit pro forma earnings growth.”
Conference Call
On Thursday, August 28, 2014, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.

Forward-Looking Statements
The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for fiscal year 2014 are preliminary until our Form 10-K is filed with the Securities and Exchange Commission on or before September 29, 2014. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.
The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2013 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of disruptions in the supply of raw materials and key components from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations may expose the Company to liability or impair its ability to compete in international markets; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; the impact of a significant disruption in, or breach in security of, the Company’s information technology systems, or the failure to implement, manage or integrate new systems, software or technologies successfully; the Company’s ability to successfully complete or integrate acquisitions; the Company’s ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative, regulatory and political developments; the Company’s ability to comply with a broad array of regulatory requirements; the loss of one or more members of the Company’s senior management team and its ability to recruit and retain qualified management personnel; changes in the demand for the Company’s products and the maintenance of business relationships with key customers; changes in product mix and product pricing, particularly with respect to systems products and associated hardware and devices for the Company’s consumable filtration products; product defects and unanticipated use or inadequate disclosure with respect to the Company’s products; the Company’s ability to deliver its backlog on time; increases in manufacturing and operating costs and/or the Company’s ability to achieve the savings anticipated from its structural cost improvement initiatives; the impact of environmental, health and safety laws and regulations and violations; the Company’s ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in the Company’s effective tax rate; the Company’s ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in the Company’s debt facilities. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JUL. 31, 2014	JUL. 31, 2013

Assets:

Cash and cash equivalents	$964,110	$936,886
Accounts receivable	615,713	566,335
Inventories	404,878	381,047
Other current assets	152,522	165,761
Total current assets	2,137,223	2,050,029

Property, plant and equipment	805,327	774,948
Other assets	909,963	647,862
Total assets	$3,852,513	$3,472,839

Liabilities and Stockholders' Equity:

Short-term debt	$512,898	$170,387
Accounts payable, income taxes and other current liabilities	584,748	558,684
Total current liabilities	1,097,646	729,071

Long-term debt, net of current portion	375,826	467,319
Deferred taxes and other non-current liabilities	483,684	461,493
Total liabilities	1,957,156	1,657,883

Stockholders' equity	1,895,357	1,814,956
Total liabilities and stockholders' equity	$3,852,513	$3,472,839

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FOURTH QUARTER ENDED		YEAR ENDED
	JUL. 31, 2014	JUL. 31, 2013	JUL. 31, 2014	JUL. 31, 2013

Net sales	$799,954	$716,818	$2,789,147	$2,648,063
Cost of sales (a)	391,838	347,940	1,362,984	1,276,060
Gross profit	408,116	368,878	1,426,163	1,372,003
% of sales	51.0%	51.5%	51.1%	51.8%
Selling, general and administrative expenses	222,233	208,789	814,461	810,358
% of sales	27.8%	29.1%	29.2%	30.6%
Research and development	27,711	25,634	102,601	94,216
Operating profit	158,172	134,455	509,101	467,429
% of sales	19.8%	18.8%	18.3%	17.7%
Restructuring and other charges ("ROTC") (b)	10,244	18,685	40,154	40,182
Interest expense, net (d)	1,613	4,874	17,532	15,621
Earnings from continuing operations before income taxes	146,315	110,896	451,415	411,626
Provision for income taxes (c)	26,229	24,689	87,459	81,664
Net earnings from continuing operations	$120,086	$86,207	$363,956	$329,962
Earnings/(loss) from discontinued operations, net of income taxes	—	(579)	—	244,973
Net Earnings	$120,086	$85,628	$363,956	$574,935

Average shares outstanding:
Basic	110,185	112,179	110,776	112,803
Diluted	111,290	113,544	111,949	114,236

Earnings/(loss) per share:
From continuing operations:
Basic	$1.09	$0.77	$3.29	$2.93
Diluted	$1.08	$0.76	$3.25	$2.89

From discontinued operations:
Basic	—	$(0.01)	—	$2.17
Diluted	—	$(0.01)	—	$2.14

Total
Basic	$1.09	$0.76	$3.29	$5.10
Diluted	$1.08	$0.75	$3.25	$5.03

Pro forma diluted earnings per share:
From continuing operations	$1.11	$0.90	$3.44	$3.04

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	FOURTH QUARTER ENDED		YEAR ENDED
	JUL. 31, 2014	JUL. 31, 2013	JUL. 31, 2014	JUL. 31, 2013

Pro forma earnings reconciliation from continuing operations
Net earnings from continuing operations as reported	$120,086	$86,207	$363,956	$329,962
Discrete items:
Cost of sales adjustment, after pro forma tax effect (a)	3,420	—	4,839	—
ROTC, after pro forma tax effect (b)	8,978	15,496	35,033	31,741
Tax adjustments (c)	(6,437)	—	(15,527)	(10,193)
Interest adjustments, after pro forma tax effect (d)	(2,580)	—	(3,718)	(4,268)
Total discrete items	3,381	15,496	20,627	17,280
Pro forma earnings from continuing operations	$123,467	$101,703	$384,583	$347,242

	FOURTH QUARTER ENDED		YEAR ENDED		FISCAL YEAR 2015 (ESTIMATE AT MIDPOINT)
	JUL. 31, 2014	JUL. 31, 2013	JUL. 31, 2014	JUL. 31, 2013

Diluted earnings per share from continuing operations as reported	$1.08	$0.76	$3.25	$2.89	$3.85
Discrete items:
Cost of sales adjustment, after pro forma tax effect (a)	0.03	—	0.04	—	—
ROTC, after pro forma tax effect (b)	0.08	0.14	0.32	0.28	—
Tax adjustments (c)	(0.06)	—	(0.14)	(0.09)	—
Interest adjustments, after pro forma tax effect (d)	(0.02)	—	(0.03)	(0.04)	—
Total discrete items	0.03	0.14	0.19	0.15	—
Pro forma diluted earnings per share from continuing operations	$1.11	$0.90	$3.44	$3.04	$3.85
Pro forma earnings measures exclude the items described below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.
(a) Cost of sales in the quarter and year ended July 31, 2014 includes purchase accounting adjustments of $5,304 ($3,420 after pro forma tax effect of $1,884) and $7,469 ($4,839 after pro forma tax effect of $2,630), respectively related to the step up of acquired inventory.

(b) ROTC in the quarter and and year ended July 31, 2014 of $10,244 ($8,978 after pro forma tax effect of $1,266) and $40,154 ($35,033 after pro forma tax effect of $5,121), respectively primarily includes severance costs related to the Company's structural cost improvement initiative. The year ended July 31, 2014 also includes an increase to environmental reserves.
ROTC in the quarter and year ended July 31, 2013 of $18,685 ($15,496 after pro forma tax effect of $3,189) and $40,182 ($31,741 after pro forma tax effect of $8,441), respectively primarily includes severance costs related to the Company's structural cost improvement initiatives, certain employment contract obligations and an adjustment to environmental reserves.
(c) Provision for income taxes in the quarter ended July 31, 2014 includes a benefit of $6,437 related to the resolution of a foriegn tax audit. Provision for income taxes in the year ended July 31, 2014 includes a net benefit of $15,527 related to the resolution of foreign tax audits, partly offset by additional tax costs related to the Blood divestiture.
Provision for income taxes in the year ended July 31, 2013 includes a net benefit of $10,193 related to the resolution of a U.S. tax audit partially offset by the tax cost of repatriation of foreign earnings.
(d) Interest expense, net, in the quarter and year ended July 31, 2014 includes the reversal of accrued interest of $3,042 ($2,580 after pro forma tax effect of $462) and $4,520 ($3,718 after pro forma tax effect of $802), respectively related to the resolution of foreign tax audits as described in (c) above.
Interest expense, net, in the year ended July 31, 2013 includes the reversal of accrued interest of $6,704 ($4,268 after pro forma tax effect of $2,436) related to the resolution of a U.S. tax audit as described in (c) above.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	YEAR ENDED
	JUL. 31, 2014	JUL. 31, 2013	(2)

Net cash provided by operating activities	$503,912	$384,459

Investing activities:

Acquisitions of businesses	(318,978)	(21,970)
Capital expenditures	(74,737)	(110,182)
Proceeds from sale of assets	6,099	537,625
Other	(5,893)	(6,173)
Net cash provided/(used) by investing activities	(393,509)	399,300

Financing activities:

Dividends paid	(118,758)	(108,054)
Notes payable and long-term borrowings/(repayments)	250,331	(35,420)
Purchase of treasury stock	(250,000)	(250,000)
Other	25,515	49,009
Net cash used by financing activities	(92,912)	(344,465)

Cash flow for period	17,491	439,294
Cash and cash equivalents at beginning of year	936,886	500,274
Effect of exchange rate changes on cash	9,733	(2,682)
Cash and cash equivalents at end of period	$964,110	$936,886

Free cash flow:
Net cash provided by operating activities	$503,912	$384,459
Less capital expenditures	74,737	110,182
Free cash flow	$429,175	$274,277

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

	FOURTH QUARTER ENDED		YEAR ENDED
	JUL. 31, 2014	JUL. 31, 2013	JUL. 31, 2014	JUL. 31, 2013

Life Sciences
Sales	$412,658	$354,145	$1,453,669	$1,309,375
Cost of sales	182,978	153,135	639,406	552,651
Gross profit	229,680	201,010	814,263	756,724
% of sales	55.7%	56.8%	56.0%	57.8%

Selling, general and administrative expenses	107,099	98,754	391,540	375,970
% of sales	26.0%	27.9%	26.9%	28.7%
Research and development	17,692	16,499	65,594	61,483
Segment profit	$104,889	$85,757	$357,129	$319,271
% of sales	25.4%	24.2%	24.6%	24.4%

Industrial
Sales	$387,296	$362,673	$1,335,478	$1,338,688
Cost of sales	208,860	194,805	723,578	723,409
Gross profit	178,436	167,868	611,900	615,279
% of sales	46.1%	46.3%	45.8%	46.0%

Selling, general and administrative expenses	95,968	90,658	355,721	367,748
% of sales	24.8%	25.0%	26.6%	27.5%
Research and development	10,019	9,135	37,007	32,733
Segment profit	$72,449	$68,075	$219,172	$214,798
% of sales	18.7%	18.8%	16.4%	16.0%

Consolidated:
Segment profit	$177,338	$153,832	$576,301	$534,069
Corporate services group	19,166	19,377	67,200	66,640
Operating profit	158,172	134,455	509,101	467,429
% of sales	19.8%	18.8%	18.3%	17.7%
ROTC	10,244	18,685	40,154	40,182
Interest expense, net	1,613	4,874	17,532	15,621
Earnings from continuing operations before income taxes	$146,315	$110,896	$451,415	$411,626

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

FOURTH QUARTER ENDED	JUL. 31, 2014	JUL. 31, 2013	% CHANGE	EXCHANGE RATE IMPACT	% CHANGE IN LOCAL CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$267,075	$215,211	24.1	$5,442	21.6
Food & Beverage	51,503	47,364	8.7	275	8.2
Medical	57,450	53,965	6.5	1,303	4.0
Total Consumables	376,028	316,540	18.8	7,020	16.6
Systems	36,630	37,605	(2.6)	399	(3.7)
Total Life Sciences	$412,658	$354,145	16.5	$7,419	14.4

By Region:
Americas	$126,431	$112,360	12.5	$(1,801)	14.1
Europe	205,684	162,338	26.7	9,512	20.8
Asia	80,543	79,447	1.4	(292)	1.7
Total Life Sciences	$412,658	$354,145	16.5	$7,419	14.4

Industrial
By Product/Market:
Process Technologies	$173,972	$151,299	15.0	$802	14.5
Aerospace	70,299	59,417	18.3	1,033	16.6
Microelectronics	80,321	72,746	10.4	908	9.2
Total Consumables	324,592	283,462	14.5	2,743	13.5
Systems	62,704	79,211	(20.8)	717	(21.7)
Total Industrial	$387,296	$362,673	6.8	$3,460	5.8

By Region:
Americas	$138,485	$115,617	19.8	$(1,244)	20.9
Europe	113,781	105,925	7.4	4,489	3.2
Asia	135,030	141,131	(4.3)	215	(4.5)
Total Industrial	$387,296	$362,673	6.8	$3,460	5.8

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

YEAR ENDED	JUL. 31, 2014	JUL. 31, 2013	% CHANGE	EXCHANGE RATE IMPACT	% CHANGE IN LOCAL CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$917,542	$812,328	13.0	$5,569	12.3
Food & Beverage	185,223	177,633	4.3	(2,283)	5.6
Medical	226,039	208,544	8.4	2,401	7.2
Total Consumables	1,328,804	1,198,505	10.9	5,687	10.4
Systems	124,865	110,870	12.6	(96)	12.7
Total Life Sciences	$1,453,669	$1,309,375	11.0	$5,591	10.6

By Region:
Americas	$435,132	$416,170	4.6	$(8,297)	6.5
Europe	742,512	627,647	18.3	30,222	13.5
Asia	276,025	265,558	3.9	(16,334)	10.1
Total Life Sciences	$1,453,669	$1,309,375	11.0	$5,591	10.6

Industrial
By Product/Market:
Process Technologies	$576,062	$584,125	(1.4)	$(5,969)	(0.4)
Aerospace	236,480	237,371	(0.4)	2,233	(1.3)
Microelectronics	303,116	275,684	10.0	(9,912)	13.5
Total Consumables	1,115,658	1,097,180	1.7	(13,648)	2.9
Systems	219,820	241,508	(9.0)	(2,499)	(7.9)
Total Industrial	$1,335,478	$1,338,688	(0.2)	$(16,147)	1.0

By Region:
Americas	$453,990	$433,316	4.8	$(5,435)	6.0
Europe	397,917	406,868	(2.2)	13,405	(5.5)
Asia	483,571	498,504	(3.0)	(24,117)	1.8
Total Industrial	$1,335,478	$1,338,688	(0.2)	$(16,147)	1.0

PALL CORPORATION
SUPPLEMENTAL ORGANIC SALES GROWTH INFORMATION BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

FOURTH QUARTER ENDED	JUL. 31, 2014	JUL. 31, 2013	% CHANGE	EXCHANGE RATE IMPACT	% CHANGE IN LOCAL CURRENCY

			|-------------- Increase/(Decrease) -------------|
Life Sciences:
Organic	$391,812	$354,145	10.6	$7,419	8.5
Acquisitions	20,846	—		—
Total Life Sciences Sales	$412,658	$354,145	16.5	$7,419	14.4

Industrial:
Organic	$369,121	$362,673	1.8	$3,460	0.8
Acquisitions	18,175	—		—
Total Industrial Sales	$387,296	$362,673	6.8	$3,460	5.8

Total Pall:
Organic	$760,933	$716,818	6.2	$10,879	4.6
Acquisitions	39,021	—		—
Total Pall Sales	$799,954	$716,818	11.6	$10,879	10.1

YEAR ENDED	JUL. 31, 2014	JUL. 31, 2013	% CHANGE	EXCHANGE RATE IMPACT	% CHANGE IN LOCAL CURRENCY

			|-------------- Increase/(Decrease) -------------|
Life Sciences:
Organic	$1,403,872	$1,309,375	7.2	$5,591	6.8
Acquisitions	49,797	—		—
Total Life Sciences Sales	$1,453,669	$1,309,375	11.0	$5,591	10.6

Industrial:
Organic	$1,317,303	$1,338,688	(1.6)	$(16,147)	(0.4)
Acquisitions	18,175	—		—
Total Industrial Sales	$1,335,478	$1,338,688	(0.2)	$(16,147)	1.0

Total Pall:
Organic	$2,721,175	$2,648,063	2.8	$(10,556)	3.2
Acquisitions	67,972	—		—
Total Pall Sales	$2,789,147	$2,648,063	5.3	$(10,556)	5.7
Notes to Release:

(1)
Pro forma diluted EPS are defined as Reported diluted EPS on a continuing operations basis adjusted for “Discrete Items.” Discrete items are defined as Restructuring & Other Charges (ROTC) and other items that are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. A reconciliation of Reported to Pro forma amounts can be found in the Reconciliation of Pro forma Earnings table accompanying this release.

(2)	Cash flows for the year ended July 31, 2013 are inclusive of discontinued operations.

# # #
Contact:
Pall Corporation
R. Brent Jones
Senior Vice President Corporate Development & Treasurer
Telephone: 516-801-9871